Exhibit 10.1

LOAN AGREEMENT

Dated as of October 18, 2021

between

REAL LIVING PROPERTY HOLDINGS – TEXAS, LLC

as Borrower

and

ARENA LIMITED SPV, LLC

as Lender

i

4.1.10	Compliance	23
4.1.11	Financial Information	23
4.1.12	Condemnation	23
4.1.13	Federal Reserve Regulations	23
4.1.14	Public Access	24
4.1.15	Not a Foreign Person	24
4.1.16	Separate Lots	24
4.1.17	Assessments	24
4.1.18	Enforceability	24
4.1.19	No Prior Assignment	24
4.1.20	Insurance	24
4.1.21	Use of Property	24
4.1.22	Flood Zone	24
4.1.23	Physical Condition	24
4.1.24	Boundaries	25
4.1.25	Leases	25
4.1.26	Intentionally Omitted	25
4.1.27	Principal Place of Business; State of Organization	25
4.1.28	Filing and Recording Taxes	25
4.1.29	Special Purpose Entity/Separateness	25
4.1.30	Management Agreements	25
4.1.31	Illegal Activity	25
4.1.32	No Change in Facts or Circumstances; Disclosure	26
4.1.33	Investment Company Act	26
4.1.34	Embargoed Person	26
4.1.35	Clearing Account	26
4.1.36	Filing of Returns	26
4.1.37	Operations Agreements	27
4.1.38	Anti-Money Laundering, Anti-Bribery and Anti-Corruption	27
4.1.39	Healthcare Matters	27
Section 4.2	Survival of Representations	29

ARTICLE V	BORROWER COVENANTS	29
Section 5.1	Affirmative Covenants	29
5.1.1	Existence; Compliance with Legal Requirements	29
5.1.2	Taxes and Other Charges	29
5.1.3	Litigation	30
5.1.4	Access to Property	30
5.1.5	Notice of Default	30
5.1.6	Cooperate in Legal Proceedings	30
5.1.7	Perform Loan Documents	30
5.1.8	Award and Insurance Benefits	30
5.1.9	Further Assurances	30
5.1.10	Mortgage Taxes	31
5.1.11	Financial Reporting	31
5.1.12	Business and Operations	32
5.1.13	Title to each Property	32
5.1.14	Costs of Enforcement	33
5.1.15	Estoppel Statement	33
5.1.16	Loan Proceeds	33
5.1.17	Performance by Borrower	33
5.1.18	No Joint Assessment	33
5.1.19	Hospital Leasing Matters	33
5.1.20	Alterations	34
5.1.21	Operation of Properties	34
5.1.22	Changes in the Legal Requirements Regarding Taxation	35

ii

5.1.23	No Credits on Account of the Obligations	35
5.1.24	Personal Property	35
Section 5.2	Negative Covenants	36
5.2.1	Operation of Properties	36
5.2.2	Liens	36
5.2.3	Dissolution	36
5.2.4	Change in Business	36
5.2.5	Debt Cancellation	36
5.2.6	Zoning	36
5.2.7	No Joint Assessment	36
5.2.8	Principal Place of Business and Organization	36
5.2.9	ERISA	36
5.2.10	Transfers; Assumptions	37
5.2.11	Operations Agreements	38
5.2.12	Special Purpose Entity/Separateness	38
5.2.13	Embargoed Person; OFAC	38
5.2.14	Affiliate Agreements	38
5.2.15	Distributions	38
5.2.16	PACE Loans	38
Section 5.3	Additional Financial Covenants	38
5.3.1	Delinquent Accounts Receivable	38
5.3.2	Accounts Payable	38
5.3.3	Working Capital	38

ARTICLE VI	INSURANCE; CASUALTY; CONDEMNATION	39
Section 6.1	Insurance	39
Section 6.2	Casualty	41
Section 6.3	Condemnation	41
Section 6.4	Restoration	41

ARTICLE VII	RESERVES	44
Section 7.1	Required Repair Reserve	44
7.1.1	Deposits	44
7.1.2	Release of Required Repair Funds	45
7.1.3	Balance in Required Repair Account	45
Section 7.2	Tax and Insurance Escrow	45
7.2.1	Tax and Insurance Escrow Funds	45
7.2.2	Disbursements from Tax and Insurance Escrow Funds	46
Section 7.3	Intentionally omitted	46
Section 7.4	Intentionally omitted	46
Section 7.5	Debt Service Reserve	46
Section 7.6	Reserve Funds, Generally	46

ARTICLE VIII	DEFAULTS	47
Section 8.1	Event of Default	47
8.1.1	Generally	47
8.1.2	Remedies	49
8.1.3	Remedies Cumulative; Waivers	50

ARTICLE IX	SPECIAL PROVISIONS	50
Section 9.1	Transfer of Loan	50
Section 9.2	Severed Loan Documents	50
Section 9.3	Servicer	51
Section 9.4	Cooperation	51

iii

SCHEDULES AND EXHIBITS

1.	Organizational Chart
2.	Required Repairs

Exhibit A	Initial Approved Annual Budget

iv

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of October 18, 2021 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between ARENA LIMITED SPV, LLC, a Delaware limited liability company (“Lender”), having an address at 405 Lexington Avenue, 59th Floor, New York, New York 10174 and REAL LIVING PROPERTY HOLDINGS – TEXAS, LLC, a Texas limited liability company (“Borrower”), having its principal place of business at c/o Assisted 4 Living, Inc., 5115 FL-64, Bradenton, Florida 34208.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain a loan (the “Loan”) in the original principal amount of Six Million Six Hundred Thousand and No/100 Dollars ($6,600,000.00) (the “Loan Amount”) from Lender pursuant to this Agreement; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrued Interest” shall mean all accrued and unpaid interest on the outstanding principal balance of the Loan from time to time.

“Affiliate” shall mean, as to any Person, (a) any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person or (b) whose assets, liabilities, equity, income, expenses and cash flows are, in accordance with applicable law and IFRS, consolidated with those of the other Person in the consolidated financial statements of such Person.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ALTA” shall mean American Land Title Association or any successor thereto.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(f) hereof.

“Assignments of Management Agreements” shall mean collectively, the Henrietta Assignment of Management Agreement, the Nocona Assignment of Management Agreement, and the Olney Assignment of Management Agreement, each of which is an “Assignment of Management Agreement”.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or part of any Property.

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“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of any Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, for any period, the sum of the following costs: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its permitted successors and assigns.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York, New York, (ii) the financial institution that maintains any collection account for or on behalf of any Reserve Funds, (iii) the New York Stock Exchange or (iv) the Federal Reserve Bank of New York.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Clearing Account” shall have the meaning set forth in Section 3.1.1(a) hereof.

“Clearing Account Agreement (Borrower)” shall mean that certain Deposit Account Control Agreement, dated the date hereof among Borrower, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Clearing Account Agreements” shall mean the Clearing Account Agreement (Borrower), the Henrietta Clearing Account Agreement, the Nocona Clearing Account Agreement, and the Olney Clearing Account Agreement, each of which is a “Clearing Account Agreement”.

“Clearing Bank” shall mean Regions Bank, or any successor or permitted assigns thereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning ascribed to such term in each Security Instrument, collectively.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Properties, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Properties or any part thereof.

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“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the Outstanding Principal Balance together with all Accrued Interest and all other sums (including any Yield Maintenance Premium and Exit Fee) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instruments or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

“Debt Service Reserve” shall mean a reserve of funds from the proceeds of the Loan in the amount of $198,000.00 for the purpose of funding Monthly Interest Deficiencies.

“Debt Service Reserve Account” shall have the meaning set forth in Section 7.5 hereof.

“Debt Yield” shall mean, as of a particular date, the ratio calculated by Lender of (i) the Net Operating Income for the six (6) month period ending with the most recently completed calendar month to (ii) the Outstanding Principal Balance of the Loan.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean the lesser of (a) twenty-four percent (24%) per annum or (b) the Maximum Legal Rate.

“Distribution” means as to any Person, (i) any dividend, distribution or other payment of any kind on any shares of capital stock or other securities or partnership, membership, economic or other interests of such Person, or (ii) any fee, payment, bonus or other remuneration of any kind, or (iii) repayment of or debt service on loans or other indebtedness other than the Loan and other than any other indebtedness expressly permitted by the Loan Documents.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a Federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a Federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by Federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Expenses” shall mean ordinary and necessary operating expenses of each Property during the preceding month which are reasonably incurred in the ordinary course of Borrower’s business and approved by Lender pursuant to the Approved Annual Budget, excluding any expenses paid to Borrower or any Affiliate of Borrower, unless expressly permitted by Lender in writing, and any such expenses not included in the Approved Annual Budget subject to Lender’s approval, not to be unreasonably withheld. For the avoidance of doubt, Borrower may incur operating expenses (unless prohibited hereby) outside the Approved Annual Budget without the prior written consent of Lender; the only purpose of the consent in this paragraph is to determine if such operating expenses are deemed to be Eligible Expenses.

3

“Embargoed Person” shall mean any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Unsecured), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Statutes” shall mean any present and future Federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Statutes” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (solely to the extent the same relates to environmental concerns or human health); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Statutes” also includes, but is not limited to, any present and future Federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Property; (b) require notification or disclosure of releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity relating to Hazardous Substances; (d) relate to nuisance, trespass or other causes of action relating to Hazardous Substances in connection with any Property; and/or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use relating to Hazardous Substances in connection with any Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the ruling issued thereunder.

“ERISA Affiliate” shall mean each person (as defined in section 3(9) of ERISA) that together with Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1.1(a) hereof.

“Exit Fee” shall mean, in connection with any repayment or prepayment of principal, a non-refundable fee equal to one-half of one percent (0.5%) of the principal amount of such repayment or prepayment.

“Extended Maturity Date” shall have the meaning set forth in Section 2.6.1 hereof.

“Extension Fee” shall mean a non-refundable fee equal to one percent (1.0%) of the Outstanding Principal Balance in connection with Borrower’s exercise of each Extension Option.

“Extension Notice” shall have the meaning set forth in Section 2.6.1 hereof.

4

“Facilities” shall mean, collectively, the Henrietta Facility, the Nocona Facility, and the Olney Facility, each of which is a “Facility”.

“Facility EBITDAR” means, for any Test Period, the sum without duplication of the following (determined in accordance with GAAP unless otherwise defined in this Agreement), on a consolidated basis: Net Operating Income, plus, to the extent included in the determination of Net Operating Income, (a) interest on the Loan, (b) income tax expense (to the extent assessed on Net Operating Income), (c) depreciation expense, (d) amortization expense, (e) rent expense pursuant to each Hospital Lease, minus, to the extent included in the determination of Net Operating Income, (a) gains from any sale of assets, other than sales in the ordinary course of business, (b) income tax benefit, and (c) non-cash revenue, extraordinary or non-recurring revenue and gains.

“First Extension Option” shall have the meaning set forth in Section 2.6.1 hereof.

“First Payment Date” shall have the meaning set forth in Section 2.3.2 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (Federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, for any period, all Rents received applicable to such period from each Manager under the Management Agreements as management fees.

“Guarantor” shall mean, jointly and severally, and, as the context requires, individually and collectively, Assisted 4 Living, Inc., a Nevada corporation, and each of the Managers.

“Guaranty” shall mean that certain Guaranty dated as of the date hereof, from Guarantor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall include, but is not limited to, (a) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Statutes or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to each Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Statutes, and (b) mold, mycotoxins, microbial matter, and/or airborne pathogens (naturally occurring or otherwise) which pose a threat (imminent or otherwise) to human health or the environment or adversely affect any Property.

“Henrietta Assignment of Management Agreement” shall mean that certain Lease Subordination and Attornment, dated as of the date hereof, among Lender, Borrower, Nocona Hospital District and Henrietta Manager, with respect to the Henrietta Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Henrietta Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated the date hereof among Henrietta Manager, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

5

“Henrietta Facility” shall mean the skilled nursing facility commonly known as Grace Care Center of Henrietta located at the Henrietta Property.

“Henrietta Hospital Lease” shall mean that certain Lease and Operating Agreement entered into by and between Borrower’s predecessor-in-interest and Nocona Hospital District, date as of September 1, 2014, with respect to the Henrietta Property.

“Henrietta Management Agreement” shall mean that certain Management Agreement entered into by and between Henrietta Manager’s predecessor-in-interest and Nocona Hospital District, pursuant to which Henrietta Manager is to provide management and other services with respect to the Henrietta Property, and any successor property management approved by Lender, in writing, in Lender’s sole discretion.

“Henrietta Manager” shall mean Henrietta Health and Rehab Center, LLC, a Texas limited liability company, and any successor manager for the Henrietta Property approved by Lender in writing, in Lender’s sole discretion.

“Henrietta Property” shall mean each parcel of real property containing the Henrietta Facility, and located at 807 W Bois D’Arc Street, Henrietta, Texas, the Improvements thereon and all personal property owned by Borrower and encumbered by the Henrietta Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Henrietta Security Instrument and referred to therein as the “Property”.

“Henrietta Security Instrument” shall mean that certain first priority Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, of even date herewith, made by Borrower for the benefit of Lender as security for the Obligations and encumbering the Henrietta Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Henrietta Subordination of Lease Agreement” shall mean that certain Lease Subordination and Attornment Agreement, dated as of the date hereof, among Lender, Borrower, Nocona Hospital District and Henrietta Manager, with respect to the Henrietta Hospital Lease, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hospital Leases” shall mean, collectively, the Henrietta Hospital Lease, the Nocona Hospital Lease and the Olney Hospital Lease, each of which is a “Hospital Lease”.

“Hospitals” means, collectively, the Nocona Hospital District and the Olney Hospital District, each of which is a “Hospital”.

“Improvements” shall have the meaning set forth in the granting clause of each Security Instrument, collectively.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Parties” shall mean Lender and any of its Affiliates and any servicer and any of their officers, directors, members, partners, employees, representatives and consultants.

“Indemnifying Person” shall mean Borrower and each Guarantor, on a joint and several basis.

“Initial Insurance Premiums Deposit” shall mean $0.

“Initial Tax Deposit” shall mean $25,681.83.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

6

“Interest Period” shall mean (i) initially, the period commencing on and including the date of the funding of the Loan and ending on the First Payment Date, and (ii) thereafter, for any specified Payment Date including the Maturity Date, the period commencing on and including the fifteenth (15th) day of the calendar month prior to such Payment Date and ending on the fifteenth (15th) day of the calendar month in which such Payment Date occurs. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period in which such Monthly Payment Date occurs.

“Interest Rate” shall mean with respect to each Interest Period, an interest rate per annum equal to the sum of the Prime Rate plus the Spread with respect to any Interest Period (which, for the avoidance of doubt, is a minimum interest rate per annum of not less than 7.875%).

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), including without limitation each Hospital Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property by or on behalf of Borrower, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, any Environmental Statutes, the Americans with Disabilities Act of 1990, as amended, and all Permits, Licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, any Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to any Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Leverage Ratio” means, at any date of determination, the ratio of (i) total Debt on such date to (ii) annualized Facility EBITDAR for the Test Period ending on such date.

“Liability Event” means any event, fact, condition or circumstance or series thereof (i) in or for which Borrower or any Manager becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider owned by Borrower or any Manager pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to Borrower or any Manager are lawfully set off against payments to Borrower or any Manager to satisfy any liability of or for any amounts owed or owing to any Medicare or Medicaid program by a provider owned by Borrower or any Manager pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing under clauses (i) or (ii) in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto, in each case where the existence of such fact, condition or circumstance could, individually or in the aggregate, reasonably be expected to have or result in a Materially Adverse Effect. A Liability Event shall only occur if related to one or more of the Properties.

“Licenses” means all certificates, certifications, permits, licenses and approvals, including certificates of completion and occupancy, required for the legal use, occupancy and operation of each Facility for its intended use.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting Borrower, any Property, or any portion thereof or any interest therein, or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

7

“Loan” shall have the meaning set forth in the recitals hereof.

“Loan Amount” shall have the meaning set forth in the recitals hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledges, Security Instruments, the Environmental Indemnity, the Assignments of Management Agreements, the Guaranty, the Clearing Account Agreements, the Subordinations of Lease Agreements, the Manager Security Agreement, the Subordination of Management Consulting Fees Agreement, and all other documents executed and/or delivered in connection with the Loan.

“Loan Parties” shall mean, collectively, Borrower, Guarantor, Pledgors and Managers, each of which is a “Loan Party”.

“Loan to Value Ratio” shall mean, as of the date of its calculation, the ratio of (i) the sum of the Outstanding Principal Balance as of the date of such calculation to (ii) the as-is value of the Properties, as determined by Lender in its sole and absolute discretion exercised in good faith based on an appraisal obtained by Lender (at Borrower’s cost and expense).

“Management Agreements” shall mean, collectively, the Henrietta Management Agreement, the Nocona Management Agreement and the Olney Management Agreement, each of which is a “Management Agreement”.

“Managers” shall mean, collectively, the Henrietta Manager, the Nocona Manager and the Olney Manager, each of which is a “Manager”.

“Manager Security Agreement” shall mean that certain Manager Security Agreement, dated as of the date hereof, entered into by Managers for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Material Adverse Change” or “Materially Adverse Effect” shall mean that the business, operations, property, assets, liabilities or financial condition of any of the Loan Parties, or the ability of any of the Loan Parties to perform any of their obligations under the Loan Documents, has changed in a manner which could materially impair the value of Lender’s security for the Loan or prevent timely repayment of the Loan or otherwise prevent any Loan Party from timely performing any of its material obligations under the Loan Documents.

“Material Agreements” shall have the meaning set forth in Section 5.1.21 hereof.

“Maturity Date” shall mean the Stated Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable as herein or therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Money Laundering, Anti-Corruption and Anti-Bribery Laws” means money laundering and anti- corruption statutes of all jurisdictions (including, the Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, and any similar national or local law or regulation in the United Kingdom or elsewhere where the Issuer and each other Subsidiary conducts business), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or any such jurisdiction.

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“Monthly Cash Flow Amount” shall mean, for any month in question, the amount of Rents and all other revenue received (excluding disbursements of any Reserve Funds) during the preceding month, reduced only by that amount of money expended to pay Eligible Expenses including Basic Carrying Costs. If the Properties do not generate Rents or other revenues, the Monthly Cash Flow Amount shall be zero.

“Monthly Debt Service Payment Amount” shall mean, beginning on December 15, 2021 and continuing thereafter on each subsequent Payment Date up to and including the Maturity Date, a payment of Accrued Interest only.

“Monthly Interest Deficiency” shall mean the excess of Accrued Interest for any calendar month over the Monthly Cash Flow Amount for such month.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which Borrower or any ERISA Affiliate, and one or more employers other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Account” shall have the meaning set forth in Section 6.4(b)(ii) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Nocona Assignment of Management Agreement” shall mean that certain Lease Subordination and Attornment, dated as of the date hereof, among Lender, Borrower, Nocona Hospital District and Nocona Manager, with respect to the Nocona Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Nocona Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated the date hereof among Nocona Manager, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Nocona Facility” shall mean the skilled nursing facility commonly known as Grace Care Center of Nocona located at the Nocona Property.

“Nocona Hospital District” shall mean Nocona Hospital District, a body politic and corporate and a political subdivision of the State of Texas.

“Nocona Hospital Lease” shall mean that certain Lease and Operating Agreement entered into by and between Borrower’s predecessor-in-interest and Nocona Hospital District, date as of September 1, 2014, with respect to the Nocona Property.

“Nocona Management Agreement” shall mean that certain Management Agreement entered into by and between Nocona Manager’s predecessor-in-interest and Nocona Hospital District, pursuant to which Nocona Manager is to provide management and other services with respect to the Nocona Property, and any successor property management approved by Lender, in writing, in Lender’s sole discretion.

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“Nocona Manager” shall mean Nocona Health and Rehab Center, LLC, a Texas limited liability company, and any successor manager for the Nocona Property approved by Lender in writing, in Lender’s sole discretion.

“Nocona Property” shall mean each parcel of real property containing the Nocona Facility, and located at 306 Carolyn Road, Nocona, Texas, the Improvements thereon and all personal property owned by Borrower and encumbered by the Nocona Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Nocona Security Instrument and referred to therein as the “Property”.

“Nocona Security Instrument” shall mean that certain first priority Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, of even date herewith, made by Borrower for the benefit of Lender as security for the Obligations and encumbering the Nocona Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Nocona Subordination of Lease Agreement” shall mean that certain Lease Subordination and Attornment Agreement, dated as of the date hereof, among Lender, Borrower, Nocona Hospital District and Nocona Manager, with respect to the Nocona Hospital Lease, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of up to the Loan Amount made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of (i) Borrower, or (ii) any direct or indirect general partner or member of Borrower with authority to act on behalf of and bind Borrower.

“Olney Assignment of Management Agreement” shall mean that certain Lease Subordination and Attornment, dated as of the date hereof, among Lender, Borrower, Olney Hospital District and Olney Manager, with respect to the Olney Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Olney Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated the date hereof among Henrietta Manager, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Olney Facility” shall mean the skilled nursing facility commonly known as Grace Care Center of Olney located at the Olney Property.

“Olney Hospital District” shall mean Olney-Hamilton Hospital District, a body politic and county hospital authority formed under the laws of the State of Texas.

“Olney Hospital Lease” shall mean that certain Lease and Operating Agreement entered into by and between Borrower’s predecessor-in-interest and Olney Hospital District, date as of September 1, 2014, with respect to the Olney Property.

“Olney Management Agreement” shall mean that certain Management Agreement entered into by and between Nocona Manager’s predecessor-in-interest and Olney Hospital District, pursuant to which Olney Manager is to provide management and other services with respect to the Olney Property, and any successor property management approved by Lender, in writing, in Lender’s sole discretion.

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“Olney Manager” shall mean Olney Health and Rehab Center, LLC, a Texas limited liability company, and any successor manager for the Olney Property approved by Lender in writing, in Lender’s sole discretion.

“Olney Property” shall mean each parcel of real property containing the Olney Facility, and located at 1402 W Elm, Olney, Texas, the Improvements thereon and all personal property owned by Borrower and encumbered by the Olney Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Olney Security Instrument and referred to therein as the “Property”.

“Olney Security Instrument” shall mean that certain first priority Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, of even date herewith, made by Borrower for the benefit of Lender as security for the Obligations and encumbering the Olney Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Olney Subordination of Lease Agreement” shall mean that certain Lease Subordination and Attornment Agreement, dated as of the date hereof, among Lender, Borrower, Olney Hospital District and Olney Manager, with respect to the Olney Hospital Lease, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties incurred by Borrower or by any Manager, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, Other Charges, advertising expenses, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs.

“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of each Property, together with all amendments, modifications or supplements thereto (including the Management Agreements).

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, any “common expenses” or expenses allocated to and required to be paid by Borrower under any Operations Agreements and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower or any Guarantor contained in any other Loan Document; (c) the payment of all costs, expenses, legal fees and liabilities incurred by Lender in connection with the enforcement of any of Lender’s rights or remedies under the Loan Documents, or any other instrument, agreement or document which evidences or secures any other Obligations or collateral therefor, whether now in effect or hereafter executed; and (d) the payment, performance, discharge and satisfaction of all other liabilities and obligations of Borrower and/or Guarantor to Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, and including, without limitation, each liability and obligation of Borrower and each Guarantor under any one or more of the Loan Documents and any amendment, extension, modification, replacement or recasting of any one or more of the instruments, agreements and documents referred to herein or therein or executed in connection with the transactions contemplated hereby or thereby.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to any Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against such Property.

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“Payment Date” shall mean, commencing with the First Payment Date, the fifteenth (15th) da of each calendar month during the term of the Loan until and including the Maturity Date or, for purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if such day is not a Business Day, the immediately preceding Business Day.

“Permit” means, collectively, all Licenses, powers, permits, franchise agreements, certificates, authorizations, approvals, certificates of need, provider numbers and other rights necessary or useful for the operation of each Facility for its intended purpose.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority which are not yet due or delinquent, (d) any workers’, mechanics’, construction or other similar Liens on a Property provided that any such Lien is bonded or discharged within ten (10) days after Borrower first receives written notice of such Lien, (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and are approved in writing by Lender in its sole and absolute discretion, (f) operating leases of equipment which are entered into in the ordinary course of business but not in excess of $50,000, (g) Liens provided at law in favor of Banks holding deposit accounts; (h) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of any Property or Borrower’s ability to repay the Loan.

“Permitted Transfer” means any of the following: (a) any Transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto; (b) any Transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; (c) any Transfer expressly permitted by and completed strictly in accordance with Section 5.2.10; (d) any Transfer arising from the granting of a Lien that constitutes a Permitted Encumbrance; and (e) any Transfer of obsolete or worn out personalty or fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those permitted by the Loan Documents or consented to by Lender. A Permitted Transfer shall also include an initial public offering for Assisted 4 Living, Inc. 9 (and any transfers therein thereafter), provided that Assisted 4 Living, Inc. is listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations and provided further that neither the initial public offering nor any subsequent transfers of shares in Assisted 4 Living, Inc. would change the Control, direct or indirect, in Borrower or would otherwise cause a default to occur hereunder.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of each Security Instrument, collectively.

“Pledges” shall mean, collectively, that certain Pledge and Security Agreement of even date herewith by Real Living Property Holdings, LLC, a Florida limited liability company (“Borrower Pledgor”), in favor of Lender, and that certain Pledge and Security Agreement of event date herewith by LOGAN Healthcare Properties, LLC, a Florida limited liability company (“Manager Pledgor” and together with Borrower Pledgor, each a “Pledgor” and collectively, “Pledgors”), in favor of Lender, each of which is a “Pledge”.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prime Floor” shall mean three and three-quarters percent (3.75%).

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“Prime Rate” shall mean the greater of (i) the Prime Floor and (ii) the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate” for United States commercial banks. If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prohibited Transaction” shall mean any action or transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA or Section 4975 of the Code.

“Properties” shall mean, collectively, the Henrietta Property, the Nocona Property and the Olney Property, each of which is a “Property”.

“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of its agents or employees from any and all sources arising from or attributable to any Property, and the Improvements, including charges for oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to Borrower (or for the account of Borrower), revenues from telephone services, vending and all receivables, customer obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by Borrower, or any of its agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs Amount” shall mean the amount set forth on Schedule 2.

“Reserve Accounts” shall mean, collectively, the Debt Service Reserve Account, the Tax and Insurance Escrow Account, the Required Repair Account, the Net Proceeds Account, and any other escrow or reserve account established pursuant to the Loan Documents

“Reserve Funds” shall mean, collectively, the Debt Service Reserve Funds, the Tax and Insurance Escrow Funds, the Required Repair Funds, and any other escrow or reserve funds established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of any Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Retention Amount” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Sanctions” means any laws or regulations or restrictive measures relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State and Department of Commerce, and Her Majesty’s Treasury; and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Issuer or any of its subsidiaries.

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“Sanctions List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Denied Persons List maintained by the U.S. Department of Commerce, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or any other list issued or maintained by any Sanctions Authority of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.

“Second Extension Option” shall have the meaning set forth in Section 2.6.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Security Instruments” shall mean, collectively, the Henrietta Security Instrument, the Nocona Security Instrument, and the Olney Security Instrument, each of which is a “Security Instrument”.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 9.2 hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which, at all times since its formation and thereafter: (a) has not and will not engage in any business or activity other than the ownership, operation and maintenance of the Properties and activities incidental thereto; (b) has not and will not acquire or own any assets other than the Properties, other than the personal property necessary or incidental to its ownership, leasing, financing and operation of the Properties; (c) has not and will not merge or consolidate with any other entity or person; (d) has not and will not own any subsidiary or make any investment in, any other entity or person; (e) has not and will not commingle its assets with the assets of any other entity or person (it being acknowledged that this covenant shall not apply to any funds that are being held by Lender pursuant to the Loan Documents, including, without limitation, under the Clearing Account Agreement (Borrower) and in connection with the Clearing Account); (f) has not and will not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the Loan and customary unsecured trade payables incurred in the ordinary course of owning and operating the Properties (but not in excess of two percent of the outstanding principal balance of the Note) and in no event may any payables be outstanding for more than sixty (60) days from the date incurred; (g) except to the extent such Person is (A) required to file consolidated tax returns by law; or (B) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, has and will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate from those of any other entity or person; (h) has not and will not maintain its assets in a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other entity or person; (i) has not and will not assume or guarantee the debts of any other entity or person, hold itself out to be responsible for the debts of another entity or person, otherwise pledge its assets for the benefit of any other entity or person, or hold out its credit as being available to satisfy the obligations of any other entity or person; (j) has not and will not make any loans or advances to any other entity or person; (k) except to the extent such Person is (A) required to file consolidated tax returns by law; or (B) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, has and will file its own tax returns as required under federal and state law; (l) has and will hold itself out to the public as a legal entity separate and distinct from any other entity or person and conduct its business solely in its own name and will correct any known misunderstanding regarding its separate identity and (m) has and will remain solvent and has paid and shall pay its debts and liabilities from its then available assets (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business (but this clause (m) shall not require any capital contributions to Borrower by members of Borrower).

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“Spread” shall mean 4.125% per annum.

“State” shall mean the State or Commonwealth in which each Property or any part thereof is located.

“Stated Maturity Date” shall mean April 18, 2023, provided that (a) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 2.6, the Stated Maturity Date shall be the First Extended Maturity Date, and (b) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 2.6, the Stated Maturity Date shall be the Second Extended Maturity Date.

“Subordination of Management Consulting Fees Agreement” shall mean that certain Subordination and Attornment Agreement, dated as of the date hereof, among Lender, Borrower, Managers and Assisted 4 Living Consulting, LLC, a Florida limited liability company, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Subordinations of Lease Agreements” shall mean collectively, the Henrietta Subordination of Lease Agreement, the Nocona Subordination of Lease Agreement, and the Olney Subordination of Lease Agreement, each of which is a “Subordination of Lease Agreement”.

“Survey” shall mean a survey of each Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender. The Surveys for each Property shall be collectively referred to as the “Surveys”.

“Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.2.1 hereof.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2.1 hereof.

“Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against (a) any Property or part thereof, together with all interest and penalties thereon and (b) against the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorem real estate or personal property taxes or as income taxes. In no event shall any PACE Loan be considered a Tax for purpose of this Agreement.

“Tenant” shall mean Nocona Hospital District, Olney Hospital District, or the lessee of all or any portion of a Property under a Lease.

“Test Period” means a period ending on the last day of each calendar month and comprised of the three (3) most recent calendar months then ended (taken as one accounting period); provided that, the first Test Period shall consist of the first full calendar month following the Closing Date and the second Test Period shall consist of the first and second full calendar months following the Closing Date.

“Title Company” shall mean the title insurance company which issued the Title Insurance Policy.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the State does not permit the issuance of such ALTA policy, such form as shall be permitted in the State and acceptable to Lender) with respect to the Properties and insuring the lien of the Security Instruments encumbering the Properties.

“Transfer” shall mean the sale, transfer, hypothecation, pledge, encumbrance, mortgage, conveyance, lease, alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of any Property, or any portion thereof or interest therein or in Borrower (whether direct or indirect, legal or equitable including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, pledge, mortgage or encumbrance of any ownership interest in Borrower or in any entity having an ownership interest in Borrower, whether direct or indirect); any division of Borrower into any two or more separate entities (or any allocation of Borrower’s assets, rights or obligations to any other entities); or entering into any agreement or contract to do any of the foregoing which is not conditioned on compliance with the terms of the Loan Documents with respect to Transfers, or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.

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“UCC” shall mean the Uniform Commercial Code as in effect in the State in which the Properties are located, as the same may be amended from time to time; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Properties are located (“Other UCC State”), then “UCC” means the Uniform Commercial Code as in effect in such Other UCC State, as the same may be amended from time to time, for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Lender, in its sole and absolute discretion, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Yield Maintenance Premium” shall mean, with respect to any payment or prepayment of principal (or acceleration of the Loan) an amount (not less than zero) equal to $526,968.75 less any interest received by Lender on the Outstanding Principal Balance at the Interest Rate (and not at the Default Rate). If the First Extension Option is exercised, then with respect to any payment or prepayment of principal (or acceleration of the Loan) an amount (not less than zero) equal to $131,742.19 less any interest received by Lender on the Outstanding Principal Balance at the Interest Rate (and not at the Default Rate) from and after the original Stated Maturity Date. If the Second Extension Option is exercised, then with respect to any payment or prepayment of principal (or acceleration of the Loan) an amount (not less than zero) equal to $131,742.19 less any interest received by Lender on the Outstanding Principal Balance at the Interest Rate (and not at the Default Rate) from and after the original First Extended Maturity Date.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to borrow, the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one disbursement hereunder in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be re-borrowed. Borrower acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3 The Note, Security Instruments and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instruments, and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Properties, (b) make deposits of Reserve Funds into the Reserve Accounts on the Closing Date in the amounts provided herein, and (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender.

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2.1.5 Upfront Payment. On the date hereof, Borrower shall pay to Lender an upfront payment (the “Upfront Payment”) in an amount equal to two percent (2.0%) of the maximum principal amount of the Loan. The Upfront Payment is fully earned and non-refundable.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Subject to Section 2.2.3 hereof, interest on the Outstanding Principal Balance shall accrue from the date of the funding of the Loan to but excluding the Maturity Date at the Interest Rate.

2.2.2 Interest Calculation. With respect to any applicable period, interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the Interest Period for which the calculation is being made by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the average Outstanding Principal Balance in effect for the applicable period as calculated by Lender (which calculation shall be binding absent manifest error).

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, all accrued and unpaid interest in respect thereof and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest and/or loan charges on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest and/or loan charges on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest and/or loan charges due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest and/or loan charges from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Debt Service Payments.

2.3.1 Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.2 Monthly Debt Service Payment. On the Closing Date, Borrower shall make a payment of interest only (which shall be paid out of the Debt Service Reserve Funds) for the period commencing on and including the date of the funding of the Loan through and including November 15, 2021. Beginning on December 15, 2021 (the “First Payment Date”) and each subsequent Payment Date up to and including the Maturity Date, Borrower shall make a payment to Lender of the Monthly Debt Service Payment Amount, which payments shall be applied to accrued and unpaid interest.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender not later than 3:00 P.M., New York City time, on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest, the Exit Fee a and all other amounts due hereunder and under the Note, the Security Instruments and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, (other than the payment of principal due on the Maturity Date), is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum, and (b) the Maximum Legal Rate, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

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2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in Dollars in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any prepayments required to be made hereunder shall be deemed to have been timely made for purposes of this Section 2.3.5.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments.

(a) Except as otherwise provided in this Section 2.4, Borrower shall not have the right to prepay the Loan in whole or in part. Provided no Event of Default has occurred and is continuing, Borrower may prepay the Loan in whole (but not in part) upon the satisfaction of the following conditions:

(i) Borrower shall provide a written notice to Lender (which notice may be revoked at least ten (10) days prior to the date specified, but Borrower shall be responsible for any of Lender’s resulting out of pocket costs)) of such prepayment no less than thirty (30) days, and no more than sixty (60) days, prior to the date of such prepayment, specifying the Business Day on which a prepayment of the Debt (the “Prepayment Date”) is to be made; and

(ii) Borrower shall pay to Lender on the Prepayment Date, together with any portion of the Outstanding Principal Balance being repaid:

(1) all accrued and unpaid interest on the amount of the Outstanding Principal Balance being prepaid, which, for the avoidance of doubt, shall include interest on such amount calculated at the applicable Interest Rate through the end of the Interest Period in which such prepayment occurs; and

(2) without duplication of any of the foregoing, all other sums, then due under the Note, this Agreement, the Security Instruments, and the other Loan Documents including the Exit Fee and, if applicable, the Yield Maintenance Premium.

(b) If for any reason Borrower fails to prepay the Loan on the Prepayment Date (including if such notice is revoked), Borrower shall pay to Lender any actual out-of-pocket losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection therewith.

2.4.2 Mandatory Prepayments. On the Payment Date immediately succeeding the date on which Lender actually receives any Net Proceeds, and if Lender is not required to make such Net Proceeds available to Borrower for a Restoration in accordance with the terms of this Agreement, Borrower shall prepay or authorize Lender to apply the Net Proceeds as a prepayment of the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds provided that Borrower shall simultaneously therewith pay to Lender all accrued and unpaid interest on the principal amount being repaid (which, for the avoidance of doubt, shall include interest accruing on such amounts through the last day of the Interest Period in which such repayment occurs). Notwithstanding anything herein to the contrary, so long as no Event of Default has then occurred and is continuing, the Yield Maintenance Premium shall not be due in connection with any prepayment made pursuant to this Section 2.4.2 (but, for the avoidance of doubt, the Exit Fee will be payable).

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower and accepted by Lender or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all of: (i) interest calculated at the Interest Rate on the amount of principal being prepaid through and including the end of the Interest Period in which such prepayment occurs, and (ii) an amount equal to the Exit Fee or Yield Maintenance Prepayment payable in connection therewith.

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Section 2.5 Release of Property. No repayment, prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any Security Instrument. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, execute such instruments and agreements as needed in order to release the Lien of the Security Instrument.

Section 2.6 Extension Options.

2.6.1 Extension Options. Subject to the provisions of this Section 2.6.1, Borrower shall have the option (the “First Extension Option”), by irrevocable written notice (the “First Extension Notice”) delivered to Lender no later than thirty (30) days prior to the Stated Maturity Date, to extend the Maturity Date to October 15, 2023 (the “First Extended Maturity Date”). In the event Borrower shall have exercised the First Extension Option, Borrower shall have the option (the “Second Extension Option”), by irrevocable written notice (the “Second Extension Notice”; and together with the First Extension Notice, each an “Extension Notice”) delivered to Lender no later than thirty (30) days prior to the First Extended Maturity Date, to extend the Maturity Date to April 15, 2024 (the “Second Extended Maturity Date”). Borrower’s right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to the effectiveness of any such extension:

(a) (i) no Event of Default shall have occurred and be continuing on the date Borrower delivers the First Extension Notice or the Second Extension Notice, as applicable, and (ii) no Default or Event of Default shall have occurred and be continuing on the Stated Maturity Date and the First Extended Maturity Date, as applicable;

(b) Borrower shall pay to Lender the applicable Extension Fee concurrently with delivery of the Extension Notice (which amount shall be nonrefundable);

(c) All amounts due and payable by Borrower and any other Person pursuant to this Agreement or the other Loan Documents as of the Stated Maturity Date or the First Maturity Date (other than the Original Principal Balance), as applicable, and all costs and expenses of Lender, including fees and expenses of Lender’s counsel, in connection with the Loan and/or the extension shall have been paid in full;

(d) Borrower shall have deposited into the Debt Service Reserve Account an amount estimated by Lender to be equal to three (3) months’ Debt Service on the Loan in accordance with Section 7.5, all of which such amounts shall be a part of the Debt Service Reserve Account;

(e) Borrower shall have deposited into the Tax and Insurance Escrow Account such amounts as are reasonably required by Lender to assure compliance with Section 7.2;

(f) Lender shall have determined that the Loan to Value Ratio is less than or equal to eighty percent (65%) and Lender may require a new appraisal, at Borrower’s cost and expense, from an appraiser designated by Lender to assist Lender in making such determination);

(g) Lender shall have determined, in its sole and absolute discretion, that the Debt Yield is at least fifteen percent (15%);

(h) Lender shall have determined, in its sole and absolute discretion, that the Leverage Ratio is no greater than 5.00 to 1.00;

(i) Borrower shall deliver an Officer’s Certificate to Lender (i) certifying that all representations and warranties set forth in this Agreement remain true, correct and complete in all material respects as of the commencement of the applicable Extension Option (except to the extent such representations and warranties relate to an earlier date, in which case it is true and correct in all material respects only as of such earlier date), and (ii) waiving any claims, counterclaims, rights of rescission, set-offs or defenses, known or unknown, against Lender as of the commencement of the applicable Extension Option.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

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2.6.2 Extension Documentation. If requested by Lender, Borrower shall execute and deliver an agreement in form and substance reasonably acceptable to Lender commemorating the extension of the Maturity Date upon the exercise of an Extension Option and satisfaction of all applicable conditions to such extension as provided in Section 2.6.1; provided that no such agreement shall materially increase or alter the obligations of Borrower pursuant to the Loan Documents (it being acknowledged that a ratification by Borrower or any Guarantor of its respective obligations under the Loan Documents to which it is a party or a certification by Borrower and/or any Guarantor that its respective representations and warranties set forth in the Loan Documents to which it is a party remain true and correct in all material respects shall not constitute an increase in Borrower’s obligations for such purpose).

Section 2.7 Exit Fee. Upon any repayment or prepayment of the Loan or required repayment of the Loan (including in connection with an acceleration of the Loan), Borrower shall pay to Lender on the date of such repayment or prepayment (or acceleration of the Loan), the Exit Fee applicable thereto. The Exit Fee shall be deemed to be earned by Lender upon the funding of the Loan.

ARTICLE III

CLEARING ACCOUNT

Section 3.1 Clearing Account.

3.1.1 Establishment. Borrower shall establish and maintain a segregated Eligible Account (the “Clearing Account”) with the Clearing Bank in trust for the benefit of Lender, which Clearing Account shall be under the sole dominion and control of Lender. The Clearing Account shall be entitled “REAL LIVING PROPERTY HOLDINGS – TEXAS, LLC, as pledgor, for the benefit of ARENA LIMITED SPV, LLC as Secured Party – Clearing Account,” or such other name as required by Lender from time to time. Borrower (i) hereby grants to Lender a first priority security interest in the Clearing Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Clearing Account, including, without limitation, the execution of any account control agreement required by Lender. Borrower will not in any way alter, modify or close the Clearing Account and will notify Lender of the account number thereof. Lender and Servicer shall have the right to make withdrawals from the Clearing Account and all costs and expenses for establishing and maintaining the Clearing Account shall be paid by Borrower. All monies now or hereafter deposited into the Clearing Account shall be deemed additional security for the Debt.

3.1.2 Deposit of Rents. Borrower shall, and shall cause Managers or its Affiliate Assisted 4 Living Consulting, LLC, as applicable, to, deposit into the Clearing Account within one (1) Business Day after receipt all amounts received by Borrower or any Manager constituting Rents or other payments under the Leases or management fees under each of the Management Agreements. The Clearing Account Agreement (Borrower) and Clearing Account shall remain in effect until the Loan has been repaid in full.

3.1.3 Transfers. Borrower may cause the Clearing Bank to transfer all such amounts to Borrower, by such means and with such frequency as may be provided in (and otherwise subject to and in accordance with) the Clearing Account Agreement (Borrower).

3.1.4 Event of Default. Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct Clearing Bank to immediately pay over all funds on deposit in the Clearing Account to Lender and to apply any such funds to the payment of the Debt in any order in its sole and absolute discretion.

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3.1.5 No Commingling. Funds deposited into the Clearing Account shall not be commingled with other monies held by Borrower, any Manager or Clearing Bank.

3.1.6 Further Encumbrances. Borrower shall not further pledge, assign or grant any security interest in the Clearing Account or the monies deposited therein or permit any lien or encumbrance to attach thereto (except for Permitted Encumbrances), or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

3.1.7 Indemnification. Borrower shall indemnify Lender and Clearing Bank and hold Lender and Clearing Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Clearing Account, the Clearing Account Agreement (Borrower) or the performance of the obligations for which the Clearing Account was established (unless arising from the gross negligence or willful misconduct of Lender or Clearing Bank, as applicable, or the breach of the account control agreement governing the Clearing Account by Lender or Clearing Bank, as applicable).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower and each Manager has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the business in which it is now engaged and as contemplated by this Agreement, including, without limitation, the power and authority to do business in the State. Borrower and each Manager is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. The sole business of Borrower is the ownership, management and operation of the Properties. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule 1. Borrower (a) has complied in all respects with its articles of organization or limited liability company agreement; (b) has maintained complete books and records and bank accounts separate from those of its Affiliates; and (c) has obeyed all formalities required to maintain its status as, and at all times has held itself out to the public as, a legal entity separate and distinct from any other entity (including, but not limited to, any Affiliate thereof). The signatory hereto has all necessary power, authority and legal right to execute this Agreement, the Note and the other Loan Documents on Borrower’s behalf to which Borrower is a party. Guarantor has the necessary power, authority and legal right to execute, deliver and perform its obligations under the Guaranty.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by or on behalf of Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Managers and/or Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower, Managers and/or any Guarantor, as applicable, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

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4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower, any Manager, Guarantor, any Facility or any Property

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower or any Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any Property is otherwise bound, other than as permitted by this Agreement.

4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Properties and good title to the balance of the Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Security Instrument, when properly recorded in the appropriate records, together with any UCC-1 financing statements required to be filed in connection therewith, when properly recorded or filed in the appropriate offices or records, will create (a) a valid, perfected first priority lien on the applicable Property, subject only to applicable Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty, solely to the extent such security interests can be perfected by the filing of a UCC-1 financing statement, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7 Solvency. Borrower has (a) not entered into the transaction contemplated by this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s liabilities (including contingent liabilities, if any), including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No Bankruptcy Action exists against Borrower and Borrower has never been a debtor party in a Bankruptcy Action. No Bankruptcy Action exists against any Guarantor, and neither Borrower nor has any Guarantor has ever been a debtor party in a Bankruptcy Action. Neither Borrower nor any Guarantor is contemplating either a Bankruptcy Action or the liquidation of all or a major portion of Borrower’s or Guarantor’s respective assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any petition against Borrower or any Guarantor.

4.1.8 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no material information that has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might materially adversely affect, any Property or the business, operations or condition (financial or otherwise) of Borrower, any Manager or Guarantor.

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4.1.9 No Plan Assets. Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Compliance by Borrower, Managers and Guarantor with the provisions hereof will not involve any Prohibited Transaction. None of Managers, Guarantor or Borrower has any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of ERISA, and no “Reportable Event” as defined in ERISA has occurred and is now continuing with respect to any such plan. The performance by Borrower of its obligations under the Loan Documents and Borrower’s conducting of its operations do not violate any provisions of ERISA. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, (b) transactions by or with Borrower are not subject to any state statute or regulation regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 2(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement, and (c) none of Borrower, Managers, Guarantor or ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a “contributing sponsor” (as such term is defined in Section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan; and none of Borrower, Managers, Guarantor or any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as disclosed to Lender in writing.

4.1.10 Compliance. To the knowledge of Borrower, Borrower and each Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, including, without limitation, any order of a bankruptcy court or plan approved thereby. There has not been committed by Borrower (or any other Person), any act or omission affording any Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. To the knowledge of Borrower, neither the Improvements, if any, as constructed, nor the use of any Property or any contemplated accessory uses, will violate (a) any Legal Requirements (including subdivision, zoning, building, environmental protection and wetland protection Legal Requirements), or (b) any building permits, restrictions or records, or agreements affecting any Property or any part thereof. To the knowledge of Borrower, neither the zoning authorizations, approvals or variances nor any other right to construct or to use any Property is to any extent dependent upon or related to any real estate other than such Property.

4.1.11 Financial Information. All financial data with respect to each Property and Guarantor, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender prior to the date hereof in connection with the Loan (a) are true, complete and correct in all material respects, (b) fairly and accurately represent the financial condition of each Property and each Guarantor as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances or as otherwise disclosed to Lender in writing by Borrower in its financial statements, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Materially Adverse Effect on any Property. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operation or business of Borrower, any Manager or Guarantor from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, is threatened with respect to all or any portion of any Property or for the relocation of any roadway providing direct access to any Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

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4.1.14 Public Access. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which will be connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities. There is no on-site sewage disposal system and each Property is served by a sewer system maintained by a Governmental Authority or property owners association.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16 Separate Lots. Each Property is comprised of one or more parcels that each constitutes a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

4.1.17 Assessments. To the knowledge of Borrower, there are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, Managers or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of any Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender evidence of all Policies, with all premiums paid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policies, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.21 Use of Property. Each Property is used exclusively as a skilled nursing facility and other appurtenant and related uses.

4.1.22 Flood Zone. To the knowledge of Borrower, none of the Improvements on any Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to each such Property.

4.1.23 Physical Condition. To Borrower’s knowledge, each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are, to the knowledge of Borrower, in good and adequate condition, order and repair in all material respects. There exists no structural or other material defects or damages in any Property, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

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4.1.24 Boundaries. Except as may be shown on the survey furnished to Lender, all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the Improvements, so as to adversely affect the value or marketability of any Property except those easements or other encumbrances with respect to which the Title Insurance Policy insures against any losses resulting therefrom.

4.1.25 Leases. No Property is subject to any Leases other than the applicable Hospital Lease, the Management Agreements, the applicable Lease with the Manager, resident agreements and third parties providing services to residents or patients of the skilled nursing facility. No Person has any possessory interest in any Property or right to occupy the same other than the applicable Hospital, the applicable Manager, residents and patients of the skilled nursing facility and third parties providing services to residents or patients of the skilled nursing facility. The Hospital Leases provided to Lender are true, complete and correct in all material respects. Each Hospital Lease is in full force and effect and, to the knowledge of Borrower, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Except as expressly set forth in any Hospital Lease, there are no security deposits held or required under any Hospital Lease. No base rent payment under any Lease has been paid more than thirty (30) days in advance. No rents or charges payable under any Lease have been waived, released, or otherwise discharged or compromised. No Property forms any part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the state in which such Property is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of each Property as a homestead.

4.1.26 Intentionally Omitted.

4.1.27 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Texas and is qualified to do business in the State of Texas.

4.1.28 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of each Property to Borrower have been paid or will be paid simultaneously with or promptly after such transfer of each Property to Borrower. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid or are being paid simultaneously with the disbursement of the proceeds of the Loan to Borrower.

4.1.29 Special Purpose Entity/Separateness.

(a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.29(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

4.1.30 Management Agreements. The Management Agreements provided to Lender are true, complete and correct in all material respects. Each Management Agreement is in full force and effect and, to the knowledge of Borrower, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.31 Illegal Activity. No portion of any Property has been or will be purchased with proceeds of any illegal activity.

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4.1.32 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower, Managers and Guarantor to Lender as of the Closing Date including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Managers and Guarantor in this Agreement or in any other Loan Document are accurate, complete and correct in all material respects. There has been no Material Adverse Change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of any Property or the business operations and/or the financial condition of Borrower, any Manager or Guarantor. To Borrower’s knowledge, Borrower, Managers and Guarantor have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any information provided to Lender or representation or warranty made herein to be materially misleading.

4.1.33 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or any Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.35 Clearing Account.

(a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the UCC) in the Clearing Account in favor of Lender, as and when each such account may be established, which security interest is prior to all other Liens, other than Permitted Encumbrances. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed its interest in the Clearing Account;

(b) The Clearing Account shall constitute a “deposit account” within the meaning of the UCC;

(c) Pursuant and subject to the terms hereof and of the other Loan Documents, Borrower agrees that the Clearing Bank shall comply with all instructions originated by Lender (provided that Lender shall not provide such instructions other than upon the occurrence and during the continuation of an Event of Default), without further consent by Borrower, directing disposition of the Clearing Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities;

(d) The Clearing Account shall not be held in the name of any Person other than Borrower, as pledgor, for the benefit of Lender, as secured party; and

(e) No Property is subject to any cash management system (other than pursuant to the Loan Documents and Management Agreements).

4.1.36 Filing of Returns. Borrower and each Guarantor have filed all Federal income tax returns and all other material tax returns, domestic and foreign, or extensions, as the case may be, required to be filed by it and have paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent and except for those being contested in good faith. Borrower and each Guarantor have each established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by sound accounting principles consistently applied. Neither Borrower, nor any Guarantor knows of any proposed assessment for additional Federal, foreign or state taxes for any period, or of any basis therefor, that, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as such Person has made, could reasonably be expected to cause a Material Adverse Change with respect to Borrower, Guarantor or any Property.

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4.1.37 Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower nor, to the best of Borrower’s knowledge, any other party to any such Operations Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder

4.1.38 Anti-Money Laundering, Anti-Bribery and Anti-Corruption. Each of Borrower, any of its Affiliates and their respective directors, officers, employees and, to the knowledge of Borrower, agents and any other person or entity acting on behalf of Borrower, has complied with the Money Laundering, Anti-Corruption and Anti-Bribery Laws, in each case as applicable to them, and no action, suit or proceeding by or before any court or any arbitrator or any governmental agency, authority or body involving Borrower and any of its Affiliates or their respective directors or officers and, to the knowledge of Borrower, the employees, agents, or representatives of each of them, is pending or threatened with respect to Money Laundering, Anti-Corruption and Anti-Bribery Laws.

Neither Borrower nor any of its Affiliates nor their respective directors or officers, nor, to the knowledge of Borrower, the employees or agents of any of them has:

(a) used any corporate funds (nor will it use any proceeds from the issuance of the Loan) for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity;

(b) taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) or made any other bribe, rebate, payoff, influence payment or kickback intended to improperly influence official action or secure an improper advantage; and

(c) nor will it use any proceeds from the issuance of the Loan in furtherance of any such unlawful payment or violation of Sanctions or Money Laundering, Anti-Corruption and Anti-Bribery Laws.

Borrower and each Affiliate has instituted and maintained and Borrower and each Affiliate will continue to maintain policies, procedures designed to promote and ensure compliance with Money Laundering, Anti-Corruption and Anti-Bribery Laws in all jurisdictions where they operate and with the representations and warranties contained herein.

4.1.39 Healthcare Matters.

(a) All Licenses and Permits necessary for the management and operation of the Facilities have been obtained and are in full force and effect. Borrower, Manager, or Hospital owns or possesses, and holds free from restrictions or conflicts with the rights of others, such Licenses and Permits;

(b) Neither Borrower nor any Manager has applied to reduce the number of licensed or certified beds in the Facilities or to move the right to any and all of the licensed or certified beds to any other location and there are no proceedings pending or contemplated to move or reduce the number of licensed or certified beds.

(c) Borrower and, if applicable, each Manager (and, in any event, the operation of each Facility) is or are in compliance in all material respects with all applicable provisions of the laws, ordinances, statutes, regulations, orders, standards, policies, restrictions or rules of any Governmental Authority having jurisdiction over the operation of any Facility, including (1) health and fire safety codes and (2) Medicare, Medicaid, or other federal, state, local or intermediary laws, rules, regulations or published interpretations or policies relating to the prevention of fraud, abuse, false claims, neglect or mistreatment. To the extent required, Borrower and Managers are in compliance with the requirements for participation in the Medicare and Medicaid programs, are in conformance with all insurance, reimbursement and cost reporting requirements, and have a current provider agreement under Title XVIII and/or XIX of the Social Security Act or any other applicable laws or regulations for reimbursement for the types of care or services provided at each Facility.

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(d) Neither Borrower nor any Manager is a target of, participant in, or subject to any action, proceeding, suit, audit, investigation or sanction by any Governmental Authority or any other administrative or investigative body or entity or any other third party or any patient or resident (including whistleblower suits, or suits brought pursuant to federal or state False Claims Acts, and Medicaid/Medicare/State fraud/abuse laws) that may result in the imposition of a fine, penalty, alternative, interim or final sanction, a lower rate certification, recoupment, recovery, suspension or discontinuance of all or part of reimbursement from any Governmental Authority, third-party payor, insurance carrier or private payor, a lower reimbursement rate for services rendered to eligible patients, or any other civil or criminal remedy, or that could have a Materially Adverse Effect on any Loan Party or the operation of any Facility, or which could result in the appointment of a receiver or manager, or in the revocation, transfer, surrender, suspension or other impairment of a License or Permit, nor has any such action, proceeding, suit, investigation proceeding or audit been threatened.

(e) There are no agreements with residents of any Facility, or with any other Persons that deviate in any adverse respect from, or that conflict with, any legal requirements. All resident records at each Facility, including patient and/or resident account records, are maintained by the subject Facility and are true and correct in all material respects.

(f) Neither the execution and delivery of the Loan Documents, nor the Borrower’s or an Manager’s performance under the Loan Documents, the recordation of any Security Instrument nor the exercise of any remedies by Lender (i) will adversely affect the Borrower or any Manager’s right to receive Medicaid, Medicare, insurance company, managed care company, or other third-party insurance payments or reimbursements or to receive, directly or indirectly, private payor payments or reimbursements, (ii) will materially reduce the Medicaid, Medicare, insurance company, managed care company, or other third-party insurance payments or reimbursements or materially reduce private payor payments or reimbursements that Borrower or any Manager is directly or indirectly receiving as of the date of this Loan Agreement, or (iii) will adversely affect the Licenses or Permits.

(g) Neither Borrower nor any Manager is a participant in any federal, state or local program whereby any federal, state or local government or quasi-governmental body, or any intermediary, agency, board or other authority or entity may have the right to recover funds by reason of the advance of federal, state or local funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), other than the Medicare and Medicaid programs. Neither Borrower nor any Manager has received notice of, and Neither Borrower nor any Manager is aware of, any violation of applicable antitrust laws.

(h) Manager’s private payor, Medicaid, Medicare, and/or managed care company, insurance company or other third-party insurance accounts receivable are free of any liens. To the Borrower’s knowledge, any Hospital’s private payor, Medicaid, Medicare, and/or managed care company, insurance company or other third-party insurance accounts receivable relating to any of the Properties are free of any liens.

(i) Neither Borrower nor any Manager is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it and there are no threatened or pending labor disputes at any Facility. Neither Borrower nor any Manager is or has been involved in any labor dispute, strike, walkout or union organization that could reasonably be expected to have a Materially Adverse Effect.

(j) Borrower and each Manager has maintained in all material respects all records required to be maintained by the Joint Commission, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and there are no presently existing circumstances that could reasonably be expected to result in material violations of applicable healthcare laws, except where any of the foregoing could not reasonably be expected to result in or have a Materially Adverse Effect. No event has occurred that constitutes or could constitute a Liability Event.

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Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower (other than contingent indemnification obligations for which no claim has been made). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, Permits and franchises and comply with all Legal Requirements applicable to Borrower and each Property. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of any Property to commit, any act or omission affording any Governmental Authority the right of forfeiture against any Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall not commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names, preserve all the remainder of its property used or useful in the conduct of its business, and shall keep each Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals and replacements thereto, all as more fully provided in the Security Instruments. Borrower shall keep each Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Property or any alleged violation of any Legal Requirement, provided, that: (a) no Event of Default has occurred and is continuing; b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) no Property or any part thereof or interest therein is reasonably expected to be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall, upon final determination thereof, promptly comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and each Property; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith or Borrower shall maintain reserves as are prudently required under GAAP. Lender may apply any such security, if any, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Property (or any part thereof or interest therein) shall reasonably be expected to be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Unless being properly contested in accordance with this Section 5.1.2, Borrower shall pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Property, or any part thereof, prior to delinquency. Borrower will deliver or cause to be delivered to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly pay or cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against any Property, and shall promptly pay or cause to be paid all utility services provided to each Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (b) no Property or any part thereof or interest therein is reasonably expected to be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay or cause to be paid the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from each Property (except that if such Taxes or Other Charges must be paid sooner in order to avoid being delinquent, then Borrower shall pay or cause the same to be paid prior to delinquency, and upon making such payment or causing such payment to be made prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

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5.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or proceedings by any Governmental Authority pending or threatened in writing against Borrower and/or any Guarantor which might have a Materially Adverse Effect on Borrower’s or any Guarantor’s financial condition or business or any Property.

5.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect each Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of tenants under the Leases.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Property in accordance with this Agreement, and Lender shall be reimbursed for any out-of-pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument, in each case to the extent required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

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(b) authorize the filing or recording of or execute and deliver to Lender such documents, instruments, certificates, assignments, financing statements and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time. In furtherance hereof, , Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof; provided, however, that Lender will not exercise the power of attorney unless an Event of Default exists. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, and in the case of the Note, receipt of an indemnity from Lender, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. Borrower hereby authorizes Lender to file an “all assets” financing statement with respect to the Collateral without need of signature by Borrower.

5.1.10 Mortgage Taxes. Borrower shall simultaneously with the disbursement of the proceeds of the Loan pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instruments.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP (or such other accounting basis selected by Borrower and reasonably acceptable to Lender), proper and accurate in all material respects books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s request, Borrower shall furnish to Lender such other information reasonably necessary to fairly represent the financial condition of Borrower and the Properties.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, and within forty-five (45) days of the end of each calendar quarter, a complete copy of Borrower’s and each Guarantor’s annual (or quarterly, as applicable) financial statements (including a breakdown of funds received through state reimbursements from the upper payment limit, as well as any fee for services paid by residents, monthly census and revenue information of each Facility in sufficient detail to show by patient-mix and revenue-mix and the average monthly census of each Facility and an aged accounts receivables report for each Facility in sufficient detail to show amounts due from each class of patient-mix by the account age classification of 30 days, 60 days, 90 days, 120 days and over 120 days) certified as true and correct in all material respects pursuant to an Officer’s Certificate (and, for the annual of statements of Borrower prepared by an independent certified public accountant acceptable to Lender) in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) covering each Property for such Fiscal Year (or calendar quarter) and containing statements of profit and loss for Borrower, Guarantor and each Property and a balance sheet for Borrower and each Guarantor. Such statements of Borrower shall set forth the financial condition and the results of operations for each Property for such Fiscal Year (or calendar quarter), and an Officer’s Certificate certifying that each annual financial statement of Borrower fairly presents the financial condition and the results of operations of Borrower and each Property subject to such reporting, and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default by Borrower under the Loan Documents, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Guarantor’s annual financial statements shall be accompanied by a certificate executed and delivered by Guarantor (if such Guarantor is a natural person) or an officer or other duly authorized representative of Guarantor (if such Guarantor is an entity) certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, and, for Guarantors, Lender hereby approves sound and prudent cash based financial statements consistently applied) and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default by Guarantor under the Loan Documents, and if such Default or an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Without limitation, the Officer’s Certificate for all quarterly and annual reports shall confirm that Borrower is in compliance with all requirements of the Texas Department of Aging and Disability Services and affirms that no notices of noncompliance have been issued or received by Borrower or any Guarantor and shall further confirm that no breach has occurred under Section 5.3 of this Agreement (with supporting materials reasonably acceptable to Lender). Further, any notices of noncompliance received shall be immediately forwarded to Lender.

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(c) Borrower shall also provide such monthly reports and statements as are reasonably required by Lender within forty-five (45) days after the end of each calendar month.

(d) Borrower shall furnish to Lender, within forty-five (45) days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of each Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(e) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form (or such other form as required by Lender) and Borrower agrees that Lender may disclose information regarding any Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with any Lender Assignment to such parties requesting such information in connection with such Lender Assignment.

(f) Borrower shall submit to Lender an Annual Budget not later than forty-five (45) days after the end of each calendar year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender’s reasonable approval (each such Annual Budget, an “Approved Annual Budget”). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges. The initial Approved Annual Budget is attached hereto as Exhibit A.

(g) Without limitation on other requirements of this Agreement, Lender may require, at Borrower’s cost and expense, quarterly valuations of the Loan and Borrower shall cooperate in connection therewith; provided, however, so long as no Event of Default exists, Borrower shall not be required to reimburse Lender more than $3,750 for the cost of any such quarterly valuation.

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each Property or ownership and management of an interest in Borrower (as applicable).

5.1.13 Title to each Property. Borrower will warrant and defend (a) the title to each Property and every part thereof, subject only to Permitted Encumbrances, and (b) the validity and priority of the Lien of each Security Instrument, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any actual losses, costs, damages or expenses (including reasonable attorneys’ fees and expenses, and court costs) incurred by Lender if an interest in any Property, other than as permitted hereunder, is claimed by another Person, without duplication of any amounts recovered as a result of a claim against the applicable title company under the Title Insurance Policies.

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5.1.14 Costs of Enforcement. In the event (a) that any Security Instrument is foreclosed in whole or in part or that any Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Security Instrument in which proceeding Lender is made a party, or (c) of a Bankruptcy Action related to Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, on behalf of itself and its successors and assigns, agrees that it/they shall be chargeable with and shall pay all out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and expenses, and court costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the Outstanding Principal Balance, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the performance of the Obligations, if any, and (vi) that the Note, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each Hospital Tenant, in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document without the prior written consent of Lender.

5.1.18 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from any Property, and (b) which constitutes real property with any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of any Property.

5.1.19 Hospital Leasing Matters. Borrower shall not execute any Lease for possession or occupancy of any portion of any Property, except for the applicable Hospital Lease, the Management Agreements, the applicable Lease with the Manager, resident agreements and third parties providing services to residents or patients of the skilled nursing facility. Borrower shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in each Hospital Lease on the part of the landlord, lessor or licensor to be kept and performed. Borrower shall not do or suffer to be done any act that might result in a default by the landlord, lessor, licensor or other party under any Hospital Lease or allow any Hospital Tenant to withhold payment of rent payable pursuant to such Hospital Lease. Borrower shall not further assign any Hospital Lease or any such rents or payments. Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every condition and covenant of the tenant under each Hospital Lease. Borrower shall not, without the prior written consent of Lender, modify any Hospital Lease, terminate or accept the surrender of any Hospital Lease, or waive or release any other party from the performance or observance of any obligation or condition under any Hospital Lease, the prepayment of any rents payable under any Hospital Lease for more than one month prior to the due date thereof. Borrower shall immediately deliver to Lender a copy of any default notice received or delivered by Borrower in connection with each Hospital Lease. Borrower shall cause Manager to deliver to Lender any and all material reports, statements, inspections contemporaneously with the delivery thereof by Manager to any Hospital or Borrower.

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5.1.20 Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a Materially Adverse Effect on Borrower’s financial condition, the value of any Property or the Net Operating Income, provided that (1) such alterations (a) are either work performed pursuant to the terms of any Hospital Lease approved or deemed approved in accordance with the terms hereof, (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, and (c) the aggregate cost thereof does not exceed $250,000, or (2) such alterations are performed in connection with Restoration after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Properties (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed $250,000, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for the Obligations any of the following an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on any Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over $250,000 and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.21 Operation of Properties.

(a) Borrower shall, and shall cause each Manager to: (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by Borrower or each Manager under any of the Operations Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under any Operations Agreement of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by any party (other than Borrower) under the Operations Agreements, in a commercially reasonable manner.

(b) All Material Agreements shall be subject to the prior review and approval, not to be unreasonably withheld, of Lender. As used herein, “Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any Property, as to which either (a) there is an obligation of Borrower to pay more than $250,000 in the aggregate, or (b) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

(c) Borrower shall cause the operations conducted or to be conducted at each Facility to be conducted at all times in a manner consistent with or better than the level of operation of each Facility as of the date of this Loan Agreement, and with the level of operation of other respected facilities in the industry. Without limitation, Borrower shall:

(i) maintain or cause to be maintained the standard of care for the residents of each Facility at all times at a level necessary to ensure a level of quality care for the residents of each Facility comparable to or better than that existing on the Closing Date;

(ii) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products or gases, and medical waste, of any kind and in any form, that is in accordance with that of the highest prudent industry standard and in conformity with all applicable regulations and laws;

(iii) operate or cause to be operated each Facility in a prudent manner in material compliance with applicable laws and regulations relating thereto and cause all Licenses, reimbursement or care contracts, and any other agreements necessary for the certification, licensure, accreditation or operation of each Facility as may be necessary for participation in the Medicare or Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicare or Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs;

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(iv) furnish Lender, within 30 days of the receipt by Borrower or any other Loan Party, with complete copies of the annual Medicaid and Medicare provider agreement(s) and the annual Medicaid and Medicare reimbursement rate sheets related to each Facility;

(v) take no, nor permit to be taken any, action that will or could reasonably be expected to result in a material reduction, suspension, or elimination of reimbursement for services from Medicare or Medicaid, or any managed care company, insurance company, or other third-party payor; and

(vi) furnish Lender, within ten (10) days after receipt by Borrower or any other Loan Party, with complete copies of any other notices or charges issued relating to the non-compliance by any Loan Party or any Facility with any Governmental Authority, insurance company, managed care company, or other third-party payor laws, regulations, requirements, Licenses, Permits, and any other reports, materials or other information regarding or otherwise relating to Medicaid or Medicare prepared by, for, or on behalf of Borrower or any other Loan Party or relating to any Facility; and

(vii) not, and shall not permit any Manager to, assign, transfer or remove any records pertaining to any Facility, including resident records, medical and clinical records (except for removal of patient records as directed by the patients or residents that own those records)maintain or cause to be maintained all deposits, including deposits relating to residents or residency agreements. If such deposits are in cash such deposits are to be deposited and held by Borrower or any Manager, as the case may be, in accordance with applicable law, at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. If such deposits are in any other form, such deposits are to be maintained as Lender may expressly permit. Any bond or other instrument that Borrower or any Manager, as the case may be, is permitted to hold in lieu of cash deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or Lender thereunder (or at Lender’s option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of compliance with the foregoing.

(d) Within ninety (90) days of the Closing Date, Borrower shall install new backup generators at each Property and provided evidence reasonably satisfactory to Lender that such generators have been installed.

5.1.22 Changes in the Legal Requirements Regarding Taxation. If any Legal Requirement or other law, order, requirement or regulation of any Governmental Authority is enacted or adopted or amended after the date the Loan is funded which imposes a tax, either directly or indirectly, on the Obligations or Lender’s interest in any Property, Borrower must pay or cause to be paid such tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender may, by written notice to Borrower of not less than one hundred twenty (120) days, declare the Obligations immediately due and payable.

5.1.23 No Credits on Account of the Obligations. Borrower will not claim or demand or be entitled to any credit or credits on account of the Obligations for any payment of Taxes assessed against any Property and no deduction shall otherwise be made or claimed from the assessed value of any Property for real estate tax purposes because of the Loan Documents or the Obligations. If Legal Requirements or other laws, orders, requirements or regulations require such claim, credit or deduction, Lender may, by written notice to Borrower of not less than one hundred twenty (120) days, declare the Obligations immediately due and payable.

5.1.24 Personal Property. Borrower shall cause all of its personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of any Property to always be located at such Property and shall be kept free and clear of all Liens, encumbrances and security interests, except Permitted Encumbrances.

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Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of the Obligations (other than contingent indemnification obligations for which no claim has been made), Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Properties. Borrower shall not, without Lender’s prior consent (which consent shall be in Lender’s sole and absolute discretion): enter into, amend, surrender, terminate, waive any rights under or cancel any Management Agreement.

5.2.2 Liens. Borrower shall not create, incur, assume, permit or suffer to exist any Lien on any portion of any Property or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation, consolidation or merger of Borrower with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with the Loan Documents) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance, or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior written consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of all or any portion of any Property with (a) any other real property constituting a tax lot separate from any Property, or (b) any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Property.

5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender at least thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.24 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in each Property as a result of such change of principal place of business or place of organization.

5.2.9 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

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(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole and absolute discretion, that (1) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (2) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (3) one or more of the following circumstances is true: (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2); (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); (iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or (iv) The Loan meets the requirements of PTE 95-60, 90-1, 84-14 or similar exemption.

5.2.10 Transfers; Assumptions.

(a) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, no Transfer may occur without the prior written consent of Lender in its sole and absolute discretion.

(b) Notwithstanding the provisions of this Section 5.2.10, Lender’s consent shall not be required in connection with a Permitted Transfer; provided, however, that all of the following conditions are satisfied with respect to any such Transfers: (1) Borrower shall provide Lender written notice of such Transfer within thirty (30) days after such Transfer, (2) such Transfer shall not result in a change in the day-to-day management and operations of any Property, (3) Borrower shall continue to be a Special Purpose Entity, and (4) such Transfer shall not result in a breach of Section 5.2.9 or 5.2.13. Notwithstanding anything set forth herein, and without limiting any restrictions on any Transfer set forth herein, if any proposed transfer of any direct or indirect interests in Borrower would otherwise be a Permitted Transfer (other than a Permitted Transfer resulting from an initial public offering of Assisted 4 Living, Inc or any subsequent transfers of shares of Assisted 4 Living, Inc., that are included in the definition of Permitted Transfer). or not require Lender’s consent but shall result in any Person owning more than twenty percent (20%) of the direct or indirect legal, beneficial or economic interest in Borrower (other than Persons currently owning more than twenty percent (20%) of the direct or indirect legal, beneficial or economic interest in Borrower), approval of such transferee is required so that Lender can confirm the transfer and transferee complies with all legal and regulatory requirements and Lender policies relating to such transfer and transferee, including, without limitation, the Patriot Act and federal regulations issued with respect thereto and to ensure compliance with the representations in Section 4.1.34 hereof.

(c) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

(d) Borrower shall not consent to or permit any direct or indirect transfer of any Hospital Lease (other than the landlord’s indirect interest as a result of a Permitted Transfer), or any ownership interest, whether direct or indirect, in any Manager (other than as a result of a Permitted Transfer), or suffer or permit any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any Hospital Lease. Borrower shall use commercially reasonable efforts to prevent any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any ownership interest in any Manager or Borrower that would be in violation of any Hospital Lease. If any direct or indirect sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of any ownership interest (direct or indirect) in Borrower or any Manager occurs in violation of any Hospital Lease, Borrower shall pursue all rights and remedies against Manager (but the pursuit of any such rights or remedies shall be subject to Lender’s prior written approval, which approval shall be in Lender’s sole and absolute discretion).

(e) Notwithstanding the foregoing provisions of this Section 5.2.10, provided that no Default or Event of Default exists, Lender shall not unreasonably withhold its consent to the encumbrance of any amounts to be paid to the Managers under the Management Agreements and any and all other accounts receivable, provided that (i) the encumbrance secures an asset-based line of credit on market rate terms,, (ii) the asset-based financing is with a lender that is commonly in the business of making funds available under asset-based lines of credit, (iii) such lender signs an intercreditor agreement in form reasonably acceptable to Lender and under loan documents reasonably acceptable to Lender. Any default beyond any notice or cure periods under such receivables financing shall constitute an Event of Default hereunder.

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5.2.11 Operations Agreements. Borrower shall not, without the prior written consent of Lender, modify or permit any Manager to modify any of the Operations Agreements.

5.2.12 Special Purpose Entity/Separateness. Borrower shall not cease to be a Special Purpose Entity.

5.2.13 Embargoed Person; OFAC. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any Guarantor, as applicable, with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or any Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Neither Borrower nor any Guarantor is (or will be) a Person with whom Lender is restricted from doing business under OFAC regulations (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, to help the US Government fight the funding of terrorism and money laundering activities, The USA Patriot Act (and the regulations thereunder) requires Lender to obtain, verify and record information that identifies its customers. Borrower shall provide Lender with any additional information that Lender deems necessary from time to time in order to ensure compliance with The USA Patriot Act and any other applicable Legal Requirements concerning money laundering and similar activities.

5.2.14 Affiliate Agreements. Borrower shall not enter into any agreement with an Affiliate without Lender’s prior written consent, in its sole and absolute discretion.

5.2.15 Distributions. While an Event of Default exists, Borrower shall not make or permit any Distribution.

5.2.16 PACE Loans. Borrower shall not incur or accept a PACE Loan, and shall not permit or suffer the existence of any Lien in connection therewith on all or any portion of any Property, in either case without Lender’s prior written consent thereto in its sole and absolute discretion.

Section 5.3 Additional Financial Covenants.

5.3.1 Delinquent Accounts Receivable. From and after the date that is six (6) months from the date hereof, at no time shall accounts receivable for operations at any Facility that are unpaid for more than ninety (90) days exceed 30% of such Facility’s total outstanding accounts receivable.

5.3.2 Accounts Payable. From and after the date that is six (6) months from the date hereof, at no time shall accounts payable for operations at any Facility that are unpaid for more than ninety (90) days exceed 30% of such Facility’s total outstanding gross revenues.

5.3.3 Working Capital. Borrower shall, at all times, have minimum cash on hand equal to at least $45,000. Each Manager shall, at all times, have minimum cash on hand equal to at least $0.00.

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ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

(i) comprehensive “All Risk” or “Special Form” insurance on the Improvements and the Personal Property (A) in an amount equal to one hundred percent (100%) of the full replacement cost, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations) with no depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions, or confirmation that co-insurance does not apply; and (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently, or at any time in the future, located in a Federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the Outstanding Principal Balance or such other amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event any Property is located in an area with a high degree of seismic activity; and (z) windstorm insurance in amounts and in form and substance satisfactory to Lender in the event such windstorm coverage is excluded under the Special Form Coverage, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive “All Risk” or “Special Form” insurance policy required under this subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverage against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article VIII of each Security Instrument to the extent the same is available;

(iii) if there are tenants of any Property, rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) for loss of Rents in an amount equal to one hundred percent (100%) of the projected rents for a period of twelve (12) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire prior to or at the end of such period. The amount of such loss of Rents or business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of income to be derived from each Property for the succeeding twelve (12) month period. Notwithstanding anything to the contrary set forth herein, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied at Lender’s sole discretion to (I) the Debt, or (II) operating expenses for each Property approved by Lender in its sole and absolute discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt, except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if each Property coverage forms do not otherwise apply, (A) owner’s and contractor’s protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy each Property, and (4) with an agreed amount endorsement waiving co-insurance provision, or confirmation that co-insurance does not apply;

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(v) if Borrower ever has any direct employees, worker’s compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) if Borrower ever has any direct employees or owns any motor vehicles, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of not less than One Million and No/100 Dollars ($1,000,000.00);

(viii) umbrella or excess liability insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and not less than Three Million and No/100 Dollars ($3,000,000.00) in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(ix) if any Property is or becomes a legal “non-conforming” use or structure, ordinance or law coverage to compensate for the value of the undamaged portion of such Property, the cost of demolition and increased cost of construction in amounts as requested by Lender;

(x) if applicable, the commercial property, business income, general liability and umbrella or excess liability insurance required under Sections 6.1(a)(i), (ii), (iii) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii) and (viii) above at all times during the term of the Loan so long as Lender determines that either (I) prudent owners of real estate comparable to each Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; and

(xi) upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may request against such other insurable hazards which at the time are commonly insured against for properties similar to each Property located in or around the region in which each Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by S&P or “A-X” or better by AM Best or “A3” or better by Moody’s Investor Service, Inc. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the renewal or successor Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Borrower shall supply an original or certified copy of the original policy within ten (10) days of request by Lender, provided that the policy is available.

(c) Any blanket insurance Policy shall specifically allocate to each Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Property in compliance with the provisions of Section 6.1(a).

(d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender (and its successors and assigns) as Mortgagee, Loss Payee and Additional Insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies provided for in this Section 6.1 shall contain clauses or endorsements to the effect that: (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned; (ii) the Policies on which Lender is listed as a Mortgagee shall not be canceled without at least thirty (30) days’ notice to Lender; (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and (iv) shall contain a waiver of subrogation in favor of Lender.

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(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in each Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole and absolute discretion deems appropriate and that is in accordance with Section 6.1(a). All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Security Instruments and shall bear interest at the Default Rate. Without limitation, Borrower shall continue to maintain all insurance that is in effect as of the date hereof.

Section 6.2 Casualty. If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (a) give prompt notice of such damage to Lender, and (b) promptly commence and diligently prosecute the completion of Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in (and have approval rights over) any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing Restoration are equal to or greater than ten percent (10%) of the Outstanding Principal Balance and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding in respect of Condemnation, and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to perform the Obligations at the time and in the manner provided in this Agreement and the other Loan Documents and the Outstanding Principal Balance shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. Lender shall not be limited to the interest paid on the Award by the applicable Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Property or any portion thereof is taken by a Governmental Authority, Borrower shall promptly commence and diligently prosecute Restoration and otherwise comply with the provisions of Section 6.4. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4 Restoration. If there are any Improvements on any Property, the following provisions shall apply:

(a) If the Net Proceeds and the costs of completing Restoration shall each be less than ten percent (10%) of the original principal balance of the Loan, then the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than ten percent (10%) of the original principal balance of the Loan, but less than thirty percent (30%) of the original principal balance of the Loan, or the costs of completing Restoration are equal to or greater than ten percent (10%) of the original principal balance of the Loan, but less than thirty percent (30%) of the original principal balance of the Loan, then, in either case, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (ix), (x) and (xi) as a result of such damage or destruction, after deduction of Lender’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable counsel costs and fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

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(i) The Net Proceeds shall be made available to Borrower for Restoration upon the determination of Lender in its sole and absolute discretion exercised in good faith that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing (other than an Event of Default resulting solely from such Casualty or Condemnation that will be cured upon Restoration);

(B) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the applicable Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the Improvements is located on such land;

(C) if applicable, Leases demising in the aggregate a percentage amount equal to or greater than eighty percent (80%) of the total rentable space in the applicable Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;

(D) Borrower shall commence Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after Borrower’s receipt of the Net Proceeds, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to any Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G) the applicable Property and the use thereof after Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements;

(H) Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance in all material respects with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the applicable Property or the related Improvements;

(J) the Debt Yield for the Properties, after giving effect to Restoration, shall be at least fifteen percent (15%);

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(K) the Loan to Value Ratio after giving effect to Restoration, shall be equal to or less than sixty-five percent (65%);

(L) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing Restoration, which budget shall be acceptable to Lender in its reasonable discretion; and

(M) the Net Proceeds together with any cash or cash equivalent of Borrower are sufficient in Lender’s reasonable discretion to cover the cost of Restoration.

(ii) The Net Proceeds shall be paid directly to Lender for deposit in an interest-bearing account (the “Net Proceeds Account”) and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement, and except to the extent of any required Retention Amount) in connection with Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances (other than Permitted Encumbrances) of any nature whatsoever on the applicable Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

(iii) All plans and specifications required in connection with Restoration shall be subject to prior review and acceptance in all respects by Lender in its reasonable discretion and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with Restoration. The identity of the contractor engaged in Restoration, as well as the contracts under which it has been engaged, shall be subject to prior review and acceptance by Lender in its reasonable discretion and the Casualty Consultant. All out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for Restoration including, without limitation, reasonable counsel fees and disbursements and the reasonable Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of Restoration, as certified by the Casualty Consultant, minus the Retention Amount. The term “Retention Amount” shall mean, as to each contractor, subcontractor or materialman engaged in Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of Restoration, as certified by the Casualty Consultant, until Restoration has been completed. The Retention Amount shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in Restoration. The Retention Amount shall not be released until the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the applicable Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of Restoration have been paid in full or will be paid in full out of the Retention Amount; provided, however, that Lender will release the portion of the Retention Amount being held with respect to any contractor, subcontractor or materialman engaged in Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Retention Amount shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

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(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) If Net Proceeds are (i) equal to or greater than thirty percent (30%) of the original principal amount of the Loan, (ii) not required to be made available for Restoration (due to Borrower’s inability to satisfy the conditions set forth in Section 6.4(b)(i)), or (iii) not to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii), then in any such event all Net Proceeds may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward reduction of the Outstanding Principal Balance whether or not then due and payable in such order, priority and proportions as Lender in its sole and absolute discretion shall deem proper, or, in the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its sole and absolute discretion. No prepayment charge (including the Yield Maintenance Premium ) shall be payable by Borrower by reason of a Casualty or Condemnation (but, for the avoidance of doubt, the Exit Fee shall be payable).

(d) In the event of foreclosure of any Security Instrument, or other transfer of title to any Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII

RESERVES

Section 7.1 Required Repair Reserve.

7.1.1 Deposits. Borrower shall perform the repairs at the Properties as more particularly set forth on Schedule 2 hereto (such repairs hereinafter collectively referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule 3 hereto. It shall be an Event of Default if (a) Borrower does not complete the Required Repairs by the required deadline for each repair as set forth on Schedule 2, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs or toward reduction of the Outstanding Principal Balance in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the Required Repairs Amount for payment of the cost of the Required Repairs. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Funds” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.

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7.1.2 Release of Required Repair Funds.

(a) Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions with respect to each disbursement: (i) Borrower shall submit a written request for payment to Lender (with a copy to the Title Company) at least ten (10) Business Days prior to the date on which Borrower requests such payment be made, which request specifies the Required Repairs to be paid or reimbursed, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Federal, state and local laws, rules and regulations, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, for work completed and/or materials furnished to date, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) Lender shall have received a title search indicating that the applicable Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

(b) Nothing in this Section 7.1 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto each Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 7.1.2(c).

(d) If a disbursement will exceed $25,000.00, Lender may require an inspection of the applicable Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

7.1.3 Balance in Required Repair Account. The insufficiency of any balance in the Required Repair Account shall not relieve Borrower from its obligation to perform the Required Repairs in a good and workmanlike manner and in accordance with all Legal Requirements.

Section 7.2 Tax and Insurance Escrow.

7.2.1 Tax and Insurance Escrow Funds. On the date hereof, Borrower shall deposit with Lender the Initial Tax Deposit on account of the Taxes next coming due and the Initial Insurance Premiums Deposit on account of the Insurance Premiums next coming due. Additionally, Borrower shall pay to Lender on each Payment Date thereafter (i) one-twelfth (1/12) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Premiums at least thirty (30) days prior to the expiration of the Policies (the foregoing amounts so deposited with Lender are hereinafter called the “Tax and Insurance Escrow Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Tax and Insurance Escrow Account”).

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7.2.2 Disbursements from Tax and Insurance Escrow Funds. Provided no Event of Default has occurred and is continuing, Lender will reimburse Borrower from the Tax and Insurance Escrow Funds for payments of Taxes or Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and Article VI hereof, as applicable, and under the Security Instruments. In making any payment to Borrower relating to the Tax and Insurance Escrow Funds, Lender may require evidence of payment satisfactory to Lender, including copies any cancelled checks, and any bill or statement from the appropriate public office (with respect to Taxes). Any amount remaining in the Tax and Insurance Escrow Funds after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the applicable Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds are not or will not be sufficient to pay Taxes or Insurance Premiums by the due dates thereof, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes or Insurance Premiums.

Section 7.3 Intentionally omitted.

Section 7.4 Intentionally omitted.

Section 7.5 Debt Service Reserve. On the date hereof, Borrower shall deposit with Lender an amount equal to the Debt Service Reserve, and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Debt Service Reserve Account”, and the amounts in the Debt Service Reserve Account are referred to as the “Debt Service Reserve Funds”. Upon written request by Borrower (which may be by email) received by no later than the tenth day of a calendar month, Lender shall release funds to itself solely for the payment of Accrued Interest from the Debt Service Reserve Account in the amount that Lender determines is the Monthly Interest Deficiency for the prior calendar month; provided, however, that Lender shall have no such obligation if an Event of Default exists or if Borrower has failed to provide to Lender by the tenth day of the current calendar month a detailed calculation in form satisfactory to Lender of the Monthly Interest Deficiency for the prior calendar month. If Lender ever estimates that the amount in the Debt Service Reserve may be less than three (3) months of Accrued Interest, then Borrower, on five (5) days’ advance written notice from Lender, shall deposit into the Debt Service Reserve Account the amount estimated by Lender to be necessary so that at least three (3) months of the Accrued Interest shall be therein (but not more Accrued Interest than estimated by Lender to be payable through the Maturity Date).

Section 7.6 Reserve Funds, Generally.

(a) Borrower (i) hereby grants to Lender a first priority security interest in all of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment and performance of the Obligations and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Reserve Funds, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Obligations.

(b) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Outstanding Principal Balance or the payment of any other amounts then due and owing under this Agreement or any of the other Loan Documents in any order in its sole and absolute discretion.

(c) Borrower shall not, without obtaining the prior written consent of Lender in Lender’s sole and absolute discretion, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto.

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(d) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. No earnings or interest on the Reserve Funds shall be payable to Borrower. Neither Lender nor any Servicer that at any time holds or maintains the Reserve Funds shall have any obligation to keep or maintain such Reserve Funds or any funds deposited therein in interest bearing accounts.

(e) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established; provided, however, Borrower shall not be obligated to indemnify Lender for any such Claims to the extent arising from Lender’s gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f) Upon payment in full of the Debt in accordance with the terms of this Agreement and the other Loan Documents, Lender shall return any remaining Reserve Funds to Borrower.

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default.

8.1.1 Generally.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) If (A) any Monthly Debt Service Payment Amount or deposit to any Reserve Funds is not paid on or before the date it is due, or (B) the Debt is not paid in full on the Maturity Date,

(ii) any other portion of the Debt not specified in the foregoing clause (i) is not paid on or prior to the date when same is due (but if no specific due date is provided then such failure is continuing for five (5) days after notice that the same is due and payable;

(iii) if any of the Taxes or Other Charges are not paid prior to the same becoming delinquent (unless Lender is paying such Taxes pursuant to Section 7.2), subject to the provisions of Section 5.1.2 hereof;

(iv) if the Policies are not kept in full force and effect (unless Lender is paying such Premiums pursuant to Section 7.2, or if copies of the certificates evidencing the Policies are not delivered to Lender within thirty (30) days after written request therefor;

(v) the occurrence of any Transfer (other than a Permitted Transfer) or other encumbrance with respect to any portion of any Property or the Collateral in violation of the provisions of this Agreement (including, without limitation, under Section 5.2.10 of this Agreement) or Article 6 of each Security Instrument;

(vi) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender in connection with the Loan shall have been false or misleading in any material respect as of the date the representation or warranty was made or deemed remade;

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(vii) if Borrower or any Guarantor shall (i) make an assignment for the benefit of creditors or (ii) generally not be paying its debts as they become due;

(viii) if a receiver, liquidator or trustee shall be appointed for Borrower, or if Borrower shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, the foregoing shall only constitute an Event of Default upon the same not being discharged, stayed or dismissed within ninety (90) days;

(ix) if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to Federal bankruptcy law, or any similar Federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the applicable Guarantor, the foregoing shall only constitute an Event of Default upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(xi) if Borrower breaches any representation, warranty or covenant contained in Section 4.1.29 or any of its respective negative covenants contained in Section 5.2;

(xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii) Borrower breaches any covenant contained in Section 5.1.11 and such breach continues for ten (10) days after notice from Lender;

(xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xv) if there shall be a Default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Guarantor or any Property.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to each Property, including, without limitation, declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and each Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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8.1.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, Lender may accelerate the Loan and declare the Outstanding Principal Balance and all other amounts under the Loan Documents due and payable and institute foreclosure proceedings), whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole and absolute discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. To the fullest extent permitted by law or equity, without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against each Property and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Obligations have been paid in full.

(b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of any Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose any Security Instrument in any manner and for any amounts secured by each Security Instrument then due and payable as determined by Lender in its sole and absolute discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose any Security Instrument to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose any Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by each Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, each Property shall remain subject to the applicable Security Instrument to secure payment of sums secured by such Security Instrument and not previously recovered.

(c) Lender shall have the right from time to time to partially foreclose any Security Instrument in any manner and for any amounts secured by each Security Instrument then due and payable as determined by Lender in its sole and absolute discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose any Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose any Security Instrument to recover so much of the Debt as Lender may accelerate and such other sums secured by each Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, each Property shall remain subject to the applicable Security Instrument to secure payment of sums secured by such Security Instrument and not previously recovered.

(d) To the fullest possible extent permitted by applicable law or equity, any amounts recovered from each Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole and absolute discretion shall determine.

(e) If an Event of Default exists, Lender may (directly or by its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives), but without any obligation to do so and without notice to Borrower and without releasing Borrower from any obligation hereunder, cure the Event of Default in such manner and to such extent as Lender may deem necessary to protect the security hereof. Subject to Tenants’ rights under the Leases, Lender (and its agents, employees, contractors, engineers, architects, nominees, attorneys or other representatives) are authorized to enter upon each Property to cure such Event of Default, and Lender is authorized to appear in, defend, or bring any action or proceeding reasonably necessary to maintain, secure or otherwise protect each Property or the priority of the Lien granted by each Security Instrument.

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(f) Lender may appear in and defend any action or proceeding brought with respect to any Property and may bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its sole and absolute discretion, decides should be brought to protect its interest in each Property. Lender shall, at its option, be subrogated to the Lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

(g) As used in this Section 8.1.2, a “foreclosure” shall include, without limitation, a power of sale.

8.1.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Transfer of Loan. Lender may, at any time, sell, transfer or assign this Agreement, the Note, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (such sales, participation, offering and/or placement, collectively, a “Lender Assignment”). Lender agrees that it shall use reasonable efforts to hold confidential all non-public information obtained from the Borrower, the Guarantors or Properties, if any, that has been identified in writing as confidential by any of them, and shall use reasonable efforts to not disclose such information to any other Person (other than servicers, Affiliates of Lender, and their officers, directors, members, agents, consultants and representatives (including legal counsel), , it being understood and agreed that, notwithstanding the foregoing, a Lender may may forward to each purchaser, transferee, assignee, servicer, participant or investor in such participations or Securities (collectively, the “Investor”), and each prospective Investor, so long as each such Investor or potential Investor agrees to maintain the confidentiality of all such documents and information in accordance with this Section 9.1, all documents and information which Lender now has or may hereafter acquire relating to the Loan or to Borrower, any Guarantor or the Properties, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable, including, without limitation, financial statements relating to Borrower, Guarantor, the Properties and any Tenant at a Property. Borrower irrevocably waives any and all rights it may have under law or in equity to prohibit such disclosure, including but not limited to any right of privacy.

Section 9.2 Severed Loan Documents. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver (and cause other parties who executed any of the Loan Documents to execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender may reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender and Borrower. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by the parties thereto only as of the Closing Date.

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Section 9.3 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set up fees or other initial costs relating to or arising under the Servicing Agreement, the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any fees or expenses required to be borne by, and not reimbursable to, Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, and (iii) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement).

Section 9.4 Cooperation. Borrower and Guarantor agree to reasonably cooperate with Lender (and agree to cause their respective officers and representatives to cooperate) in connection with any Lender Assignment or potential Lender Assignment.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED BY LENDER IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENTS AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTIES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(c) EXCEPTIONS. NOTWITHSTANDING THE FOREGOING CHOICE OF LAW:

(i) THE PROCEDURES GOVERNING THE ENFORCEMENT BY LENDER OF ITS FORECLOSURE AND OTHER REMEDIES AGAINST BORROWER AND GUARANTOR UNDER THE SECURITY INSTRUMENTS AND UNDER THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE REAL PROPERTY ASSETS OF BORROWER, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT IN LIMITATION, ACTIONS FOR FORECLOSURE, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY OR OTHER ASSETS ARE LOCATED;

(ii) LENDER SHALL COMPLY WITH APPLICABLE LAW IN THE STATE WHERE THE PROPERTIES OR OTHER ASSETS ARE LOCATED TO THE EXTENT REQUIRED BY THE LAW OF SUCH JURISDICTION IN CONNECTION WITH THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED UNDER THE SECURITY INSTRUMENT;

(iii) PROVISIONS OF FEDERAL LAW AND THE LAW OF THE STATE WHERE THE PROPERTIES ARE LOCATED SHALL APPLY IN DEFINING THE TERMS HAZARDOUS SUBSTANCES, ENVIRONMENTAL STATUTES, AND LEGAL REQUIREMENTS AS SUCH TERMS ARE USED IN THIS LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, WITH RESPECT TO THE PROPERTIES, BORROWER AND GUARANTOR; AND

(iv) MATTERS OF REAL ESTATE, LANDLORD-TENANT AND PROPERTY LAW SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTIES ARE SITUATED.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

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Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) facsimile (with answer back acknowledged) or as a PDF or similar attachment to an e-mail, provided that such facsimile or email attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (a) or (b) above, in each case addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Arena Limited SPV, LLC
405 Lexington Avenue
59th Floor
New York, New York 10174
Attn: Real Estate Notices LN: 7067 (Grace Care Center Skilled Nursing Facilities)
Email: jfelletter@arenaco.com and eanchipolovsky@arenaco.com and reporting@arenaco.com

with a copy to:	Pircher, Nichols & Meeks LLP
1901 Avenue of the Stars, Suite 1200
Los Angeles, California 90067
Attn: Real Estate Notices (DLP/DGM: 5772.74)
Facsimile No.: (310) 201-8922
Email: realestatenotices@pircher.com

If to Borrower:	Real Living Property Holdings – Texas, LLC
c/o Assisted 4 Living, Inc
5115 FL-64
Bradenton, Florida 34208
Attn: Louis Collier
Email: LCollier@assisted4living.com

with a copy to:	Bass Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attn: Angela Humphreys
Facsimile No.: (615) 742-7852
Email: ahumphreys@bassberry.com

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile or PDF or similar attachment to an e-mail, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a facsimile or e-mail notice is forthcoming. Any failure to deliver a notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a notice, shall be deemed to have been given when delivery was attempted. Any notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel.

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Section 10.7 Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Further, it is agreed Lender shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within thirty (30) days after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Failure to give such notice shall constitute a waiver of such claim.

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Section 10.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements (but not for Lender’s internal overhead); (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (but not for Lender’s internal overhead); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iii) enforcing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, any Property, or any other security given for the Loan; and (vi) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to any Property, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.3; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid by Lender from any Reserve Account.

(b) Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (the liabilities, losses, costs, expenses and other matters described in this subparagraph (b), collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to an Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

Section 10.14 Exhibits and Schedules Incorporated. Any Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses solely to the extent such offsets, counterclaims or defenses are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in any Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

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Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

Section 10.18 Waiver of Marshalling of Assets; Homestead Waiver. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of any Property, or to a sale in inverse order of alienation in the event of foreclosure of any Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of any Property in preference to every other claimant whatsoever. To the extent permitted by applicable law, Borrower hereby waives any homestead protections that may be available to Borrower under the law of the state in which the Properties are located.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and to the fullest possible extent permitted by applicable law or equity, Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Carnegie Capital, which arranged the Loan. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Loan Application and Term Sheet dated August 13, 2021 between Borrower (or an agent or representative of Borrower) and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

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Section 10.23 Cumulative Rights. All of the rights of Lender under this Agreement hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole judgment.

Section 10.24 Counterparts; Electronic Delivery. This Agreement and all of the other Loan Documents may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought. The delivery of an executed counterpart of this Agreement or any other Loan Document (other than Note) by facsimile or as a PDF or similar attachment to an email shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

Section 10.25 Time is of the Essence. Time is of the essence of each provision of this Agreement and the other Loan Documents.

Section 10.26 Consent of Holder. Wherever this Agreement refers to Lender’s consent or discretion or other rights, such references to Lender shall be deemed to refer to any holder of the Loan. The holder of the Loan may from time to time appoint a trustee or Servicer, and Borrower shall be entitled to rely upon written instructions executed by a purported officer of the holder of the Loan as to the extent of authority delegated to any such trustee or Servicer from time to time and determinations made by such trustee or servicer to the extent identified as within the delegated authority of such trustee or Servicer, unless and until such instructions are superseded by further written instructions from the holder of the Loan.

Section 10.27 Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.

Section 10.28 Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.

Section 10.29 Borrower’s Waiver. Borrower hereby waives all of its rights under any applicable law which substantially provides as follows: “(a) The acceptance, by a creditor, of anything in partial satisfaction of an obligation, reduces the obligation of a surety thereof, in the same measure as that of the principal, but does not otherwise affect it. However, if the surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied; and (b) an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.”

[The Remainder of the Page is Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

REAL LIVING PROPERTY HOLDINGS – TEXAS, LLC,
a Texas limited liability company

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO & President

(Signatures continue on following page)

Signature Page – Loan Agreement

LENDER:

ARENA LIMITED SPV, LLC,
a Delaware limited liability company

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

Signature Page – Loan Agreement

SCHEDULE 1

ORGANIZATIONAL CHART

Schedule 1

SCHEDULE 2

REQUIRED REPAIRS

Exhibit A

ALL IMMEDIATE REPAIRS TO BE COMPLETED WITHIN NINETY DAYS FROM THE DATE OF THIS AGREEMENT.

Exhibit A